                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                      BINDLEY WESTERN INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                       BINDLEY WESTERN INDUSTRIES, INC.



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2000



     The annual meeting of shareholders of Bindley Western Industries, Inc. will be held at The Marten House Hotel and Lilly Conference Center, 1801 West 86th Street, Indianapolis, Indiana, on Thursday, May 18, 2000, at 9:00 a.m., Indianapolis time, for the following purposes:

     (1) To elect eleven directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve or disapprove the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2000;

     (3) To approve the proposed Bindley Western Industries, Inc. 2000 Stock Option and Incentive Plan; and

     (4) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 17, 2000 will be eligible to vote.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.



                                 Michael D. McCormick, Secretary

                        BINDLEY WESTERN INDUSTRIES, INC.

                                8909 Purdue Road
                          Indianapolis, Indiana 46268

                                PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 18, 2000


     This statement is being furnished to shareholders on or about March 30, 2000 in connection with a solicitation by the Board of Directors of Bindley Western Industries, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 9:00 a.m., Indianapolis time, Thursday, May 18, 2000, at The Marten House Hotel and Lilly Conference Center, 1801 West 86th Street, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice.

     At the close of business on March 17, 2000, the record date for the meeting, there were 34,157,479 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2 and 3. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner ("broker non-votes"). Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. Broker non-votes with respect to Proposals 1 and 2 will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum. Abstentions on Proposals 1 and 2 will be considered as present, but not as voting in favor of such proposal. As a result, with respect to Proposals 1 and 2, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved. With respect to Proposal 3, a majority of the outstanding shares of Common Stock must vote on the matter, and abstentions will count as votes but broker non-votes will not count as votes. Approval of Proposal 3 will then be subject to the affirmative vote of a majority of that number.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The Company intends to retain Corporate Investor Communications ("CIC") to assist in the solicitation of proxies. CIC may contact various shareholders by telephone to solicit the return of their proxies. The fee to be paid to CIC is not expected to exceed $5,500. The cost of the solicitation of proxies will be borne by the Company.


                             ELECTION OF DIRECTORS

Nominees

     Eleven directors are to be elected at the meeting, each to hold office for a term of one year and until his or her successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the persons identified below. Each of the nominees for director is presently a director.
If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each nominee has been the same for the last five years, and such nominee possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such nominee. William
E. Bindley is the father of William F. Bindley II. There is no family relationship between any other of the directors or executive officers of the Company.

                                                                                       Shares         Percent
                                                                                    Beneficially      of Class
                                                 Present                              Owned on        (if more
                                                Principal               Director     January 31,        than
Name                         Age               Occupation                 Since          2000            1%)
---------------------------  ---  ------------------------------------  --------  -----------------  -----------
William E. Bindley  (1)       59  Chairman of the Board, Chief            1970    6,619,148  (2)(3)     19.1%
                                  Executive Officer and
                                  President of the Company
Robert L. Koch II  (4)        61  President and Chief Executive           1987       32,893  (5)         ---
                                  Officer, Koch Enterprises, Inc.
                                  (manufacturer and distributor of
                                  industrial painting systems)
James K. Risk III (6)         58  President and Chief Executive           1987       41,995  (7)         ---
                                  Officer, Kirby Risk Corporation
                                  (electrical supply company)
K. Clay Smith  (8)            62  President, Underwood Machinery          1983       15,650  (9)         ---
                                  Transport, Inc. (transportation
                                  company)
J. Timothy McGinley (10)      59  Managing Partner of House               1987       57,594 (11)         ---
                                  Investments (real estate
                                  investment company)
Michael D. McCormick (12)     52  Executive Vice President,               1990    1,003,713  (2)(13)     2.9%
                                  General Counsel and
                                  Secretary of the Company
William F. Bindley II         37  President, Heartland                    1990      110,532 (14)         ---
                                  Films, Inc. (motion picture
                                  production company)

                                                                                       Shares         Percent
                                                                                    Beneficially      of Class
                                                 Present                              Owned on        (if more
                                                Principal               Director     January 31,        than
Name                         Age               Occupation                 Since          2000            1%)
---------------------------  ---  ------------------------------------  --------  -----------------  -----------
Thomas J. Salentine (15)      60  Executive Vice President and            1990    1,109,593  (2)(16)     3.2%
                                  Chief Financial Officer of
                                  the Company

Keith W. Burks                42  Executive Vice President                1993      662,241  (2)(17)     1.9%
                                  of the Company

Seth B. Harris (18)           60  Retired Chairman of the Board           1994       35,989 (19)         ---
                                  and President of Harris Wholesale
                                  (wholesale pharmaceutical
                                  distribution company)

Carolyn Y. Woo (20)           45  Dean, College of Business               1997        6,560 (21)         ---
                                  Administration, University of Notre
                                  Dame

__________

(1) Mr. Bindley also serves on the Board of Directors of Shoe Carnival, Inc., a shoe retailer, and Priority Healthcare Corporation, a distributor and provider to the alternate site health care market which was a subsidiary of the Company through December 31, 1998 ("Priority").

(2) Does not include shares subject to stock options which are not exercisable within 60 days.

(3) Includes 5,859,843 shares directly owned and presently exercisable stock options to purchase 619,264 shares granted by the Company. Also includes 79,320 shares held by two family foundations and 60,721 shares held in a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,428 shares held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(4) Mr. Koch also serves on the Board of Directors of Fifth Third Bancorp, a bank holding company, SIGCORP, Inc., a public utility holding company, and Southern Indiana Gas and Electric Company, a gas and electric utility.

(5) Mr. Koch shares voting and dispositive power with respect to 1,777 of such shares with his wife and directly owns 6,214 shares. Includes presently exercisable stock options to purchase 24,902 shares, granted under the Company's Outside Directors Stock Option Plan.

(6) Mr. Risk also serves on the Board of Directors of Marsh Supermarkets, Inc., a retail grocery chain.

(7) Mr. Risk shares voting and dispositive power with respect to 364 of such shares with his wife and directly owns 13,362 shares. Includes presently exercisable stock options to purchase 28,269 shares, granted under the Company's Outside Directors Stock Option Plan.

(8) Mr. Smith also serves on the Board of Directors of Marsh Supermarkets, Inc.

(9) Includes 6,216 shares directly owned and presently exercisable stock options to purchase 9,434 shares, granted under the Company's Outside Directors Stock Option Plan.

(10) Mr. McGinley also serves on the Board of Directors of Indiana Energy, Inc., a public utility holding company.

(11) Includes 29,325 shares directly owned and presently exercisable stock options to purchase 28,269 shares, granted under the Company's Outside Directors Stock Option Plan.

(12) Mr. McCormick also serves on the Board of Directors of Priority.

(13) Mr. McCormick shares voting and dispositive power with respect to 11,218 of such shares with his wife and directly owns 176,232 shares. Includes presently exercisable stock options to purchase 814,522 shares granted by the Company. Also includes 1,741 shares held in a family foundation.

(14) Mr. W.F. Bindley II shares voting and dispositive power with respect to 42,944 of such shares with his spouse or minor children and directly owns 39,319 shares. Includes presently exercisable stock options to purchase 28,269 shares, granted under the Company's Outside Directors Stock Option Plan.

(15) Mr. Salentine also serves on the Board of Directors of Priority.

(16) Includes 200,983 shares directly owned and presently exercisable stock options to purchase 908,610 shares granted by the Company.

(17) Includes 199,625 shares directly owned and presently exercisable stock options to purchase 462,616 shares granted by the Company.

(18) Mr. Harris also serves on the Board of Directors of DataTRAK International, Inc., a provider of electronic data capture technology and other services to various clinical trial sponsors.

(19) Includes 34,656 shares directly owned and presently exercisable stock options to purchase 1,333 shares granted under the Company's Outside Directors Stock Option Plan.

(20) From January 1995 until June 1997, Dr. Woo was Associate Executive Vice President for Academic Affairs and Professor of Management at Purdue University. From March 1993 until July 1995, she held the positions of Director, Professional M.S. Programs and Professor of Management at the Krannert School of Management at Purdue University. Dr. Woo also serves on the Board of Directors of NiSource, Inc., an energy/utility-based holding company, Aon Corporation, an insurance holding company and Arvin Industries, Inc., an automotive parts manufacturer and supplier.

(21) Includes 1,860 shares directly owned and presently exercisable stock options to purchase 4,700 shares, granted under the Company's Outside Directors Stock Option Plan.


   The Board of Directors recommends a vote FOR each of the nominees listed above.


Meetings and Committees

     During 1999, the Board of Directors of the Company held four meetings. During the period in 1999 that he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. The Board of Directors does not have a nominating committee. The Board of Directors has a Compensation and Stock Option Committee (the "Committee"), which consists of Messrs. Harris, Koch, McGinley, Risk and Smith. The primary function of the Committee is to establish compensation policies and to administer all executive compensation and stock option plans of the Company. The Committee met two times during 1999.

     The Board of Directors of the Company has an Audit, Ethics and Compliance Committee (the "Audit Committee"), the current members of which are Messrs. Koch and Smith and Dr. Woo. The function of the Audit Committee is to meet with the independent accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants together with any other reports or recommendations made by the accountants, to recommend whether the accountants should be continued as auditors for the Company and, if others are to be selected, to recommend those to be selected, to meet with the chief accounting officer for the Company and to review with him and the accountants for the Company the adequacy of the Company's internal controls, to review related party transactions, to monitor corporate policies and procedures with respect to the Company's ethics and compliance program and to perform such other duties as shall be delegated to the Audit Committee by the Board of Directors. The Audit Committee met twice during 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership with the Securities and Exchange Commission and the NYSE. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1999, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with, except that three sales by Mr. Salentine were not timely reported.

Executive Officers

     As used throughout this Proxy Statement, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Chief Executive Officer and President, Keith W. Burks, Executive Vice President, Michael D. McCormick, Executive Vice President, General Counsel and Secretary, Thomas J. Salentine, Executive Vice President and Chief Financial Officer, Gregory S. Beyerl, Vice President and Controller, and Michael L. Shinn, Treasurer.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1999 (the "Named Executive Officers").

                                                                                       Long Term Compensation
                                                                                    ----------------------------
                                                  Annual Compensation                          Awards
                                        ---------------------------------------     ----------------------------
                                                                   Other Annual      Restricted      Securities
    Name and Principal                                             Compensation     Stock Awards     Underlying       All Other
         Position             Year      Salary       Bonus (1)         (2)               (3)         Options (4)     Compensation
-------------------------     ----     ---------     ---------     ------------     ------------     -----------     ------------
William E. Bindley           1999      $ 825,600     $ 618,750     $ 68,317  (5)    $         0         128,333      $ 353,398 (6)
Chairman, Chief Executive    1998        793,750       500,000          ---           3,877,500               0        335,812
Officer and President        1997        721,250       385,000          ---                   0         336,751        313,029

Thomas J. Salentine          1999      $ 344,533     $ 232,500          ---         $         0          93,333      $  30,247 (7)
Executive Vice President     1998        300,833       337,500          ---           2,467,500               0         30,834
and Chief Financial Officer  1997        278,765       270,000          ---                   0         235,725         29,154

Michael D. McCormick         1999      $ 344,533     $ 232,500          ---         $         0          93,333      $  29,782 (8)
Executive Vice President,    1998        297,918       337,500          ---           2,467,500               0         30,420
General Counsel and
    Secretary                1997        271,434       270,000          ---                   0         235,725         28,645

Keith W. Burks               1999      $ 344,533     $ 232,500          ---         $         0          93,333      $  29,552 (9)
Executive Vice President     1998        297,918       337,500          ---           2,467,500               0         30,215
                             1997        265,669       270,000          ---                   0         235,725         28,369

Michael L. Shinn             1999      $ 120,833     $  70,000          ---         $         0          20,000      $  12,955 (10)
Treasurer                    1998        111,542        55,000          ---             528,750               0         12,950
                             1997        103,283        45,000          ---                   0          50,512         11,541

_______________
  (1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

  (2) Item 402 of Regulation S-K of the Securities and Exchange Commission does not require the dollar value of perquisites and other personal benefits to be reported unless the total amount of such compensation for a Named Executive Officer exceeds the lesser of $50,000 or 10% of the total of the Named Executive Officer's annual salary and bonus.

  (3) The dollar amounts shown in this column represent the market value of the restricted stock awarded under the 1993 Stock Option and Incentive Plan and were calculated by multiplying the closing market price of the Company's Common Stock on the date of award by the number of shares awarded. Holders of restricted stock are eligible to vote the shares and to receive dividends, if any. The total number of shares of restricted stock awarded to the Named Executive Officers in 1998, as adjusted to reflect the June 1998 and June 1999 four-for-three stock splits, were: Mr.
      Bindley: 195,554 shares; each of Messrs. Salentine, McCormick and Burks:
      124,444 shares; and Mr. Shinn: 26,666 shares. The restricted stock awards vested as follows: Mr. Bindley: 195,554 shares on January 1, 1999; each of Messrs. Salentine, McCormick and Burks: 31,110 shares on December 16, 1998 and 93,334 shares on January 1, 1999; and Mr. Shinn: 6,666 shares on December 16, 1998 and 20,000 shares on January 1, 1999.

  (4) The numbers in this column consist of options to acquire shares of Common Stock of the Company. The Company has no SAR plan. The amounts shown for stock options represent the number of shares of Common Stock resulting from the adjustments relating to the June 1998 and June 1999 four-for-three stock splits and the spin-off of Priority. The adjustments for the stock splits and the spin-off of Priority were anti-dilution adjustments pursuant to the stock option plans in order to preserve the economic value of the options.

  (5) Consists of $60,379 in personal use of the Company's aircraft, $4,800 in an automobile allowance, $2,043 in country club dues payments and $1,095 in gasoline payments.

  (6) Consists of $12,800 in Company contributions to the Company's profit sharing plan, $17,200 in Company contributions under Mr. Bindley's deferred compensation arrangement described under "---Nonqualified Deferred Compensation Arrangements," $39,917 for the term insurance portion and $242,302 for the non-term insurance portion of the split-dollar life insurance plan described under "---Split Dollar Life Insurance," $40,357 of above market interest and $822 in group life insurance premiums.

  (7) Consists of $21,386 in Company contributions to the Company's profit sharing plans, $7,963 of above market interest and $898 in group life insurance premiums.

  (8) Consists of $21,386 in Company contributions to the Company's profit sharing plans, $7,963 of above market interest and $433 in group life insurance premiums.

  (9) Consists of $21,386 in Company contributions to the Company's profit sharing plans, $7,963 of above market interest and $203 in group life insurance premiums.

 (10) Consists of $12,800 in Company contributions to the Company's profit sharing plans and $155 in group life insurance premiums.


Employment Agreements and Termination Benefits Agreements

     The Company has entered into a Termination Benefits Agreement with each of Messrs. Bindley, Salentine, McCormick, and Burks (the "Covered Named Executive Officers"). The purpose of the agreements is to encourage them to remain with the Company by assuring them of certain benefits in the event of a "Change in Control" of the Company.

     The Termination Benefits Agreements provide for payments to the Covered Named Executive Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Company or the Covered Named Executive Officer. The Termination Benefits Agreements are designed to protect the Covered Named Executive Officer against termination of his employment following a "Change in Control" of the Company. For purposes of the Termination Benefits Agreement, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Company, the replacement of a majority of the current Board of Directors, the approval by the shareholders of the Company of a reorganization, merger or consolidation or the approval by shareholders of a liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Following a "Change in Control," the Covered Named Executive Officer is entitled to the benefits provided by the Termination Benefits Agreement in the event his employment is terminated for any reason other than his death, disability, or normal retirement or is terminated by the Company for cause.

     In addition, the Covered Named Executive Officer is entitled to the benefits of the Termination Benefits Agreement if, after a "Change in Control," he terminates his employment with the Company in response to certain actions by the Company which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Company to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Named Executive Officer, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment, a Covered Named Executive Officer who is entitled to the benefits payable under the Termination Benefits Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times the Covered Named Executive Officer's average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

Compensation of Directors

     During 1999, the Company paid directors who are not employees of the Company an annual retainer of $20,000 and a fee of $1,000 for each Board meeting or committee meeting attended. The annual retainer is paid 75% in cash and 25% in the form of shares of Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

     On March 29, 1991, the Board of Directors adopted, subject to shareholder approval, an Outside Directors Stock Option Plan (the "Directors Plan"). The shareholders approved the Directors Plan at the 1991 annual meeting. Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 1,000 shares of Common Stock on June 1 of each year beginning in 1991. The option price per share is 85% of the fair market value of one share of Common Stock on the date of grant. The option becomes exercisable six months following the date of grant and expires 10 years following the date of grant. Options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently seven Eligible Directors - Messrs. W.F. Bindley II, Harris, Koch, McGinley, Risk, Smith and Dr. Woo. On June 1, 1999, each of such Eligible Directors received an option to purchase 1,000 (now 1,333 as adjusted for the June 1999 four-for-three stock split) shares of Common Stock at the exercise price of $20.3602. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

     On May 20, 1999, the Board of Directors adopted an amendment to the Directors Plan, which amendment ensures that the annual option grant be 1,000, regardless of changes in the outstanding Common Stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event. The Directors Plan continues to provide that the aggregate number of shares that may be issued under the Directors Plan and the number of shares subject to outstanding options will be adjusted in the case of such events.

Profit Sharing Plan

     The Company and its subsidiaries maintain a qualified profit sharing plan (the "Profit Sharing Plan") for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least one year of service (as defined in the Profit Sharing
Plan) and having reached age 21.

     The Profit Sharing Plan has been amended to adopt, effective as of January 1, 2000, one of the permissible safe harbor methods of satisfying the nondiscrimination test for elective deferrals under the 401(k) feature of the Profit Sharing Plan. Under this safe harbor method, the Company and its subsidiaries will make a contribution each year, on behalf of their eligible employees, equal to 3% of the employee's eligible compensation for the year. These contributions, and attributable earnings, will be 100% vested at all times, rather than subject to the graded vesting schedule that applies to the discretionary contributions by the Company and its subsidiaries. The annual contribution of the Company and its subsidiaries to the Profit Sharing Plan beyond the 3% safe harbor contribution is at the discretion of the Board, and the Company expects that the combination of safe harbor contributions and discretionary contributions by the Company and its subsidiaries will generally total 8% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year.

     Subject to limitations imposed by the Code, a participant may, in addition to receiving a share of the employer contribution, have a percentage of his or her compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the Profit Sharing Plan of qualifying distributions from other employers' qualified plans.

Nonqualified Deferred Compensation Arrangements

     On December 9, 1994, the Company established the Bindley Western Industries, Inc. 401(k) Excess Plan (the "401(k) Excess Plan") and the Bindley Western Industries, Inc. Profit Sharing Excess Plan (the "Profit Sharing Excess Plan"), both of which are non-qualified deferred compensation plans for a select group of executive employees. Messrs. Bindley, Burks, McCormick and Salentine are currently eligible to participate in the plans. The Profit Sharing Excess Plan was established to compensate the eligible executives for the effect of a Code limitation on the compensation that can be taken into account in calculating contributions made on their behalf to the Company's Profit Sharing Plan. The 401(k) Excess Plan is designed to permit the eligible executives to save for retirement on a pre-tax basis beyond the extent permitted under the Profit Sharing Plan's 401(k) feature.

     Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") reduced the amount of an employee's compensation that could be taken into account in determining contributions or benefits under a qualified pension or profit sharing plan. Under the Profit Sharing Excess Plan, for each year that an executive is in the plan, the Company will credit to the executive's account an amount designed to be equal to the difference between (1) the contribution that the Company may lawfully make on the executive's behalf to the Profit Sharing Plan for the year, and (2) the amount that the Company could have contributed to the Profit Sharing Plan for the executive for that year had OBRA 93 not reduced the compensation limitation. The Profit Sharing Excess Plan also provides for an additional annual contribution on behalf of Mr. Bindley, which was formerly provided under a separate deferred compensation agreement between Mr. Bindley and the Company. That arrangement has now been terminated, and the amounts credited to Mr. Bindley's account under that arrangement have been credited to his account under the Profit Sharing Excess Plan.

     The 401(k) Excess Plan permits the eligible executives voluntarily to defer portions of their pre-tax salary and bonus beyond what they can now defer under the 401(k) feature of the Profit Sharing Plan. Under the 401(k) Excess Plan, an eligible executive may elect to defer up to 100% of those portions of his salary and bonus that he is not able to defer under the Profit Sharing Plan.

     Amounts credited to an executive's account under the Profit Sharing Excess Plan are deemed to bear interest each year at an annual rate equal to the rate of return of the Standard & Poor's 500 Index ("S&P 500 Index") for the year. With respect to amounts deferred under the 401(k) Excess Plan, each executive, at the time he makes his deferral election for the coming year, may designate the investment option or options (from among those available under the Profit Sharing Plan plus the S&P 500 Index) to serve as the measure of the investment earnings and losses on the executive's deferrals for the year. Under both plans, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon his retirement or death. The three options available are a single lump sum payment, quarterly installment payments for a specified period of up to 15 years, and annual installment payments over a specified period of up to 15 years.

     The Company's contributions under the Profit Sharing Excess Plan and amounts deferred under the 401(k) Excess Plan may be credited to separate grantor trusts. Each trust is what is commonly referred to as a "rabbi trust" arrangement, pursuant to which the assets of the trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency. The trust assets are principally comprised of corporate owned life insurance policies on the lives of Messrs. Burks and McCormick.

Split Dollar Life Insurance

     The Company and a family trust created by Mr. Bindley established in December 1992 a split-dollar life insurance arrangement on the life of Mr. Bindley. The life insurance policy provides coverage in the amount of $7 million. The trust pays premiums on the policy as if it were a one year term life policy. The Company pays the excess premiums. In addition, the Company pays to Mr. Bindley an annual bonus in an amount sufficient to cover the premiums paid by the trust and the tax liability on the bonus.

     At the earlier of Mr. Bindley's death or December 16, 2007, the Company will be reimbursed for all premiums paid by it. In the event of Mr. Bindley's death, the balance of the proceeds of the policy would be paid to the trust established by Mr. Bindley and used to purchase Common Stock of the Company from Mr. Bindley's estate. The annual premiums on the policy are $404,350, of which $384,680, $383,280 and $381,880 were paid by the Company on December 8, 1997, December 16, 1998, and December 9, 1999, respectively.

     The Company also purchased a $13 million term life insurance policy on the life of Mr. Bindley in June 1993. The Company is both the owner and beneficiary of the policy. The premiums on the policy of $53,220, $61,540 and $72,720 were paid by the Company in 1997, 1998, and 1999, respectively.

Stock Options

     Prior to May 20, 1993, the Company had a 1983 Incentive Stock Option Plan, a 1983 Nonqualified Option Plan (collectively, the "1983 Plans"), and a 1987 Stock Option and Incentive Plan (the "1987 Plan"). The number of shares available for issuance pursuant to such plans aggregated 2,500,000 shares, subject to adjustment for certain dilutive events. Incentive stock options, granted at a minimum of 100% of fair market value, and nonqualified stock options, granted at a minimum of 85% of fair market value, both exercisable for up to 10 years from the date of grant, were authorized under the 1983 Plans and the 1987 Plan.

     On May 20, 1993, the Company's shareholders approved the 1993 Stock Option and Incentive Plan (the "1993 Plan") authorizing 1,000,000 shares of the Company's Common Stock for sale or award to officers and key employees (including any such officer or employee who holds at least 10% of the Company's Common Stock) as stock options or restricted stock. No further awards will be made from shares of Common Stock that remained available for grants under the 1983 Plans or the 1987 Plan.

     On May 19, 1994, the Company's shareholders approved amendments to the 1983 Plans, the 1987 Plan and the 1993 Plan to permit the Committee to allow participants under these plans, including the holders of outstanding options, to exercise an option during its term following cessation of employment by reason of death, disability or retirement. Such amendments also permitted the Committee, in its sole discretion, to change the exercise and termination terms of options granted if such changes are otherwise consistent with applicable federal and state laws. In addition, the 1993 Plan was amended at that time to
(i) increase from 1,000,000 to 1,500,000 the number of shares authorized for issuance pursuant to awards made under the 1993 Plan; (ii) limit to 100,000 the number of shares that any one participant may receive under the 1993 Plan during any calendar year; and (iii) provide that the Board of Directors may amend the 1993 Plan in any respect without shareholder approval, unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or
Section 422 of the Code. On May 16, 1996, the Company's shareholders approved an amendment to the 1993 Plan to increase to 3,000,000 the number of shares authorized for issuance pursuant to awards made under the 1993 Plan. On May 21, 1998, the Company's shareholders approved an amendment to the 1993 Plan to (i) increase to 4,000,000 the number of shares authorized for issuance pursuant to awards made under the 1993 Plan and (ii) increase to 300,000 the number of shares that any one participant may receive under the 1993 Plan during any calendar year. The number of shares authorized for issuance under the 1993 Plan has now been adjusted upward to reflect the June 1998 and June 1999 four-for-three stock splits and the Priority spin-off.

     On December 11, 1998, the Company's Board of Directors adopted, and on March 25, 1999 and July 22, 1999 amended, the 1998 Non-Qualified Stock Option Plan (the "1998 Plan"), which reserves for issuance 1,200,000 shares of the Company's Common Stock held by the Company as treasury shares. The 1998 Plan provides for the sale or award of nonqualified stock options to employees who are not officers or directors of the Company or its affiliates. Under the 1998 Plan, no individual participant may receive awards for more than 50,000 shares in any calendar year.

     The Company's Board of Directors has adopted the 2000 Stock Option and Incentive Plan (the "2000 Plan") and directed that the 2000 Plan be submitted to shareholders for consideration at the Annual Meeting. For a description of the 2000 Plan, see "Approval of 2000 Stock Option and Incentive Plan."

     The following table sets forth information with respect to options granted to the Named Executive Officers during 1999.

                       Option Grants in Last Fiscal Year
                                                                                         Grant
                                                                                          Date
Name                                        Individual Grants                            Value
-----------------------------------------------------------------------------------------------------
                                           % of Total
                                            Options
                        Number of           Granted
                        Securities             to
                        Underlying         Employees                                    Grant Date
                          Options             in        Exercise                       Present Value
                          Granted         Fiscal Year    Price      Expiration Date         (1)
--------------------    -----------       -----------   --------    ----------------  ---------------
William E. Bindley            5,136(2)        0.4%      $21.3985    January 12, 2004      $ 28,710(3)
                            123,197(4)        9.0%       19.4531    January 12, 2009       853,755(5)
Thomas J. Salentine           5,136(6)        0.4%       19.4531    January 12, 2009        32,305(3)
                             88,197(4)        6.5%       19.4531    January 12, 2009       611,205(5)
Michael D. McCormick          5,136(6)        0.4%       19.4531    January 12, 2009        32,305(3)
                             88,187(4)        6.5%       19.4531    January 12, 2009       611,205(5)
Keith W. Burks                5,136(6)        0.4%       19.4531    January 12, 2009        32,305(3)
                             88,197(4)        6.5%       19.4531    January 12, 2009       611,205(5)
Michael L. Shinn              5,136(6)        0.4%       19.4531    January 12, 2009        32,305(3)
                             14,864(4)        1.1%       19.4531    January 12, 2009       103,008(5)

---------------

(1) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(2) Incentive stock options granted at 110% of the fair market value of the stock on the date of grant. The options became exercisable in full on January 12, 2000.

(3) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.78%, an expected term of four years, a dividend yield of 0.53% and a stock volatility of 33.94%.

(4) Nonqualified stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning on January 12, 2000.

(5) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 4.84%, an expected term of five years, a dividend yield of 0.53% and a stock volatility of 32.79%.

(6) Incentive stock options granted at 100% of the fair market value of the stock on the date of grant. The options became exercisable in full on January 12, 2000.

     The following table sets forth information with respect to the exercise of options by the Named Executive Officers during 1999.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                        Number of Securities Underlying         Value of Unexercised
                                                         Unexercised Options at Fiscal          In-the-Money Options
                           Shares                                   Year-End                   at Fiscal Year-End (1)
                          Acquired        Value         -------------------------------     ------------------------------
     Name                on Exercise   Realized (2)     Exercisable       Unexercisable     Exercisable      Unexercisable
---------------------    -----------   ------------     -----------       -------------     -----------      -------------
William E. Bindley         168,377     $1,421,152          583,329           331,762         $5,091,950        $1,338,925
Thomas J. Salentine            ---            ---          881,425           251,753          8,854,955         1,084,931
Michael D. McCormick        94,289      1,782,528          787,337           251,753          7,797,481         1,084,931
Keith W. Burks             176,795      2,683,565          435,431           251,753          3,790,537         1,084,931
Michael L. Shinn            34,204        587,072           42,072            47,928            328,820           190,965

----------------

(1) The closing price for the Company's Common Stock as reported by the NYSE on December 31, 1999 was $15.0625. The value is calculated on the basis of the difference between the Common Stock option exercise price and $15.0625, multiplied by the number of "In-the-Money" shares of Common Stock underlying the option.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.


Restricted Stock

     Under the 1993 Plan, incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pursuant to the proposed 2000 Plan, the Committee may grant shares of restricted stock that vest over time or upon the attainment of specified performance criteria, in its discretion; see "Approval of 2000 Stock Option and Incentive Plan -- Restricted Stock." Pending the lapse of forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a stockholder, including the right to vote the shares and the right to receive all dividends thereon.

     The Company did not grant any shares of restricted stock during 1999.

Committee Report On Executive Compensation

     The Committee's established practice with respect to executive compensation has been to: (a) conduct annual merit reviews in May of each year, generally to become effective June 1; (b) grant stock options on such date as deemed advisable by the Committee; and (c) approve annual bonuses payable, in whole or part, during the following March. The Committee applied the criteria discussed below to the June 1, 1999 annual merit reviews and the 1999 annual bonus amounts for the executive officers.

          Executive Compensation Policy

          The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses and stock option grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) generally attempt to assure that executive officers' compensation will be tax deductible to the maximum extent permissible within the meaning of Section 162(m) of the Code.

            Cash Based Compensation

            Base Salary. In making compensation decisions, the Committee's subjective review process primarily includes: (a) an analysis of executive compensation levels within the pharmaceutical distribution industry at other publicly-traded companies of comparable size and stature by reviewing proxy statements and national compensation surveys and reports, including those of consultants engaged by the Committee; (b) individual efforts and accomplishments within the Company, the distribution industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. During May 1999, the Committee authorized the CEO to increase the base salaries for Messrs. Burks, McCormick, and Salentine. These annual merit increases averaged 15% and were made effective on June 1, 1999.

          Bonus Compensation. In 1999, the Board of Directors of the Company adopted and the shareholders approved the 1999 Cash Bonus Performance Plan for Executives (the "Bonus Plan"). The purpose of the Bonus Plan is to promote the success of the Company by providing to participating executives bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Section 162(m) imposes a $1 million limit on the deductibility of non-performance-based compensation paid to certain executive officers of public companies.

          Under the Bonus Plan, the Committee has discretion: (1) to determine the executive officers of the Company and its subsidiaries eligible for bonus awards; (2) to determine the amount of such bonuses, subject to the terms of the Bonus Plan; and (3) to establish and administer performance targets. Such performance targets may be based on one or more or any combination of the following business criteria: (a) annual return to shareholders; (b) total net sales; (c) total from stock net sales; (d) net earnings; (e) net earnings before nonrecurring expenses; (f) return on equity; (g) return on assets; (h) diluted earnings per share; (i) earnings before interest, taxes, depreciation and amortization ("EBITDA"); and (j) EBITDA before nonrecurring expenses. Participants chosen by the Committee may receive a bonus only if the performance criteria established by the Committee have been met, as certified by the Committee in writing. The Committee must establish the performance targets in advance of deadlines applicable under Section 162(m) and while the performance relating to the performance targets remains substantially uncertain within the meaning of Section 162(m).

          For 1999, the Committee selected each of Messrs. William E. Bindley, Salentine, McCormick and Burks as executive officers eligible to receive bonus awards, and set the maximum award payable to each, if all performance criteria were satisfied, as an amount equal to his respective base salary. The Committee established performance targets for 1999 based on the following four business criteria: annual return to shareholders, diluted earnings per share, return on equity and total from stock net sales. Following the end of 1999, after completion of the audit of the Company's financial statements, the Committee reviewed the business results. The performance targets established by the Committee for the year ended December 31, 1999 were satisfied for diluted earnings per share, return on equity and total from stock net sales, but fell short for annual return to shareholders. Based on those results, each of Messrs. Bindley, Salentine, McCormick and Burks received a bonus equal to 75% of his base salary, or $618,750, $232,500, $232,500 and $232,500, respectively. The bonuses to Messrs. Bindley, Salentine, McCormick and Burks averaged 75% of the base compensation for these executive officers, compared to 89% for 1998 and 75% for 1997. The combined bonuses equaled 1.47% of operating earnings for 1999, compared to 1.88% for 1998 and 2.09% for 1997.

          During 1999, a portion of the cash compensation of the Company's other executive officers (and most other salaried employees) consisted of annual bonus payments under the Company's bonus pool. Allocation of the bonus pool to the other executive officers was based on recommendations made by the Committee with input from the CEO.

          The Committee gave equal consideration to the Company's overall performance and the executive officer's performance for the specific areas of the Company under his direct control. This 50-50 balance was used to support accomplishment of overall objectives and to reward individual contributions by the other executive officers.

          For purposes of establishing the annual bonuses for the executive officers who are not part of the Bonus Plan, the Committee used the measures of the Company's performance contained in the Bonus Plan and, on March 23, 2000, ratified bonuses of $70,000 for each of those executive officers. For 1999, the Committee deemed these financial goals to be a valid measure of performance within the pharmaceutical distribution industry and consistent with the Company's best interests.

          For 1999, the Committee's intent was to make the executive officers' total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the pharmaceutical distribution industry. Based on its analysis of total cash compensation for similar executive officers within the pharmaceutical distribution industry, the Committee has determined the Company's cash compensation for its executive officers to be competitive with respect to the Company's relative position within the industry.

          Equity Based Compensation

          The Committee believes that equity compensation, in the form of stock options or restricted stock, is an important element of performance based compensation of executive officers. By granting equity awards, the Committee will continue the Company's long-standing practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are forfeited if the employee leaves the Company before retirement.

          Consistent with the above philosophy, the Committee, based on input from the CEO, approved the granting of stock options to 269 key employees on January 12, 1999. For the executive officers (other than the CEO) the Committee considered: (a) the CEO's input; (b) the Company's long-standing practices with respect to stock option grants; (c) the objective criteria for evaluating the Company's performance previously set forth in the discussion with respect to cash compensation; (d) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (e) the number of stock option grants to other executive officers within the Company.

          Compensation of William E. Bindley, Chairman,Chief Executive Officer, and President

          For 1999, Mr. Bindley's base compensation was based on the same factors as the other executive officers. As represented in the Summary Compensation Table set forth under "Compensation of Executive Officers and Directors," Mr. Bindley's cash compensation was 4.0% greater in 1999 than 1998. For 1999, Mr. Bindley's bonus was determined pursuant to the Bonus Plan and, as discussed above, because three of the four performance targets were met, Mr. Bindley received a bonus equal to 75% of his base salary, or $618,750. Mr. Bindley's 1999 annual bonus was in an amount equal to 0.69% of the Company's 1999 operating earnings, compared to 0.62% in 1998 and 0.67% in 1997. The Committee's decision to increase Mr. Bindley's base compensation was based on the subjective and objective criteria previously set forth in this report in the discussion with respect to base compensation.

          Since the approval of the 1993 Plan, Mr. Bindley has also participated in the Company's equity based compensation program. By employing the subjective and objective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Committee granted Mr. Bindley the stock options shown in the Option Grants in Last Fiscal Year Table set forth under "Compensation of Executive Officers and Directors -- Stock Options."

          It is the Committee's view that Mr. Bindley's total compensation package for 1999 was based on an appropriate balance of: (a) individual performance; (b) Company performance; (c) other CEO compensation packages within the pharmaceutical distribution industry; and (d) the goal of assuring that all of his compensation will be fully deductible under Section 162(m) of the Code. The Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors--Performance Graph."

                                 Compensation and Stock Option Committee

                                 Seth B. Harris
                                 Robert L. Koch II
                                 J. Timothy McGinley
                                 James K. Risk III
                                 K. Clay Smith

Performance Graph

          The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the New York Stock Exchange Index and with peer companies within SIC Code 5122 (Drug, Drug Proprietaries and Druggists' Sundries) for the years 1995 through 1999. The Company's Common Stock has been listed on the NYSE since August 2, 1995. Prior to that time, the Company's Common Stock was traded on the Nasdaq National Market System.

      Comparison of Five-Year Cumulative Total Return Among The Company,
             New York Stock Exchange Index and SIC 5122 Companies

-------------------------------------------------------------------------
       December 31          1994    1995    1996    1997    1998    1999
-------------------------------------------------------------------------
Bindley Western            100.00  110.23  126.23  201.86  430.38  333.51
-------------------------------------------------------------------------
SIC 5122 Companies         100.00  129.69  163.17  211.89  291.75  149.10
-------------------------------------------------------------------------
New York Stock Exchange    100.00  129.66  156.20  205.49  244.57  267.75
-------------------------------------------------------------------------




                       [PERFORMANCE GRAPH APPEARS HERE]



     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

     On March 18, 1993, the Board of Directors established the Committee to approve compensation and stock option grants for the Company's executive officers. The Committee members during 1999 were Messrs. Harris, Koch, McGinley, Risk and Smith. None of the Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.


                             CERTAIN TRANSACTIONS

Relationship and Transactions with Priority Healthcare Corporation

     Priority is a former subsidiary of the Company. Mr. William E. Bindley is the Chairman of the Board of Directors of Priority, and two other of the Company's directors and executive officers (Mr. McCormick and Mr. Salentine) are also directors of Priority. Mr. William E. Bindley is also a significant shareholder of Priority.

     Distribution Agreement. In connection with the spin-off of Priority's Class A Common Stock by the Company (the "Distribution") on December 31, 1998 (the "Distribution Date"), the Company and Priority entered into a Distribution Agreement (the "Distribution Agreement"). The Distribution Agreement contains a number of provisions relating to the mechanics of the Distribution and the arrangements between the Company and Priority subsequent to the Distribution. The Distribution Agreement provides that, except as otherwise provided in the Tax Sharing Agreement and the Indemnification and Hold Harmless Agreement between the Company and Priority (see descriptions of each below), Priority will pay, perform and discharge all obligations, liabilities and losses relating to, and will indemnify and hold harmless the Company from and against, all contracts, agreements, undertakings, liabilities, claims, suits and disputes arising out of or relating to Priority, its subsidiaries and Priority's business, assets, liabilities, operations, occupancies and employee benefit and other plans. In addition, the Company will indemnify and hold harmless Priority against all losses, liabilities, claims and damages in any way arising out of the Company, its subsidiaries (other than Priority and Priority's subsidiaries) and the Company's business, assets, liabilities, operations, occupancies and employee benefit and other plans. The Distribution Agreement also provides that each of the Company and Priority will waive, release, forever discharge and forever be barred from asserting against the other and the other's executives all claims, suits, disputes, violations, losses, liabilities and damages that each may have against the other for events, acts or omissions occurring or taken on or prior to the Distribution Date.

     Borrowings. Since the consummation of Priority's initial public offering, Priority has loaned funds to the Company. The largest amount outstanding during 1999 relating to this borrowing was approximately $15.9 million. The average incremental borrowing rate applied to this borrowing was 5.4%. As of March 17, 2000, no amount was outstanding under this borrowing.

     Tax Sharing Agreement. Prior to the Distribution, the results of operations of Priority and its domestic subsidiaries that are at least 80% owned by Priority (the "Priority Group") were included in the Company's consolidated federal income tax returns and in the Company's consolidated or combined state tax returns. In 1997, the Company and Priority entered into a Tax Sharing Agreement that provides, among other things, for the allocation between the Company and Priority of federal, state, local and foreign tax liabilities for all periods through the Distribution Date.

Generally, Priority will be responsible for the portion of any tax deficiencies of the Company assessed with respect to all periods up to and including the Distribution Date that give rise to a tax benefit to Priority in a post-Distribution period. Priority will also be entitled to tax refunds received by the Company that result in a tax detriment to Priority for those post-Distribution periods. Priority will also be responsible for all income taxes imposed on the Priority Group during the taxable period beginning on January 1, 1998 and ending on or before the Distribution Date. Furthermore, the Tax Sharing Agreement provides that, if the Distribution fails to qualify as a tax-free distribution as a result of any event occurring prior to the second anniversary of the Distribution Date that results from the breach of certain covenants made by Priority in the Tax Sharing Agreement or involves either the stock or assets (or any combination thereof) of any member of the Priority Group, then Priority must indemnify and hold the Company harmless, on an after-tax basis, from any tax liability imposed upon it in connection with the Distribution. The Tax Sharing Agreement also prohibits Priority from entering into certain transactions or disposing of substantially all of its assets prior to the second anniversary of the Distribution Date in the absence of a prior opinion of independent tax counsel or the receipt of a private letter ruling from the Internal Revenue Service that such transaction or disposition will not cause the Distribution to be a taxable transaction.

     Indemnification and Hold Harmless Agreement. The Company and Priority entered into an Indemnification and Hold Harmless Agreement dated as of September 30, 1997 (the "Indemnification Agreement"), in which each party agrees to indemnify and hold harmless the other from and against certain obligations and contingent liabilities. Specifically, the Indemnification Agreement provides that Priority will indemnify and hold harmless the Company from obligations related to a guarantee which the Company made in favor of Priority and from certain indemnity and other obligations which the Company assumed, or which could be charged against the Company, in connection with five acquisitions by or on behalf of Priority. The Indemnification Agreement also provides that the Company will indemnify and hold harmless Priority from and against contingent liabilities in connection with certain litigation, which was settled and dismissed in January 1999. In 1999, neither the Company nor Priority made any payments to the other under the Indemnification Agreement.

Loan to Insider

     On December 16, 1997, the Company made a loan of $3,219,803 to Mr. William
E. Bindley in connection with his exercise of stock options granted to him under the 1993 Plan. The loan bears interest at the rate of 6.5% per annum, matures on December 16, 2000 and provides for annual interest only payments with outstanding interest and principal to be repaid at maturity. The amount outstanding under this loan at December 31, 1999 was $3,228,389. The largest amount outstanding during 1999 was $3,436,195. As of March 17, 2000, the amount outstanding pursuant to Mr. Bindley's loan was $3,273,760.


                            APPOINTMENT OF AUDITORS

     The appointment of PricewaterhouseCoopers LLP as auditors for the Company during 2000 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

                 The Board of Directors recommends a vote FOR
                the appointment of PricewaterhouseCoopers LLP.


               APPROVAL OF 2000 STOCK OPTION AND INCENTIVE PLAN

     On March 23, 2000, the Board of Directors of the Company adopted the 2000 Stock Option and Incentive Plan (the "2000 Plan") and directed that the 2000 Plan be submitted to shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the 2000 Plan and is qualified in its entirety by reference to the complete text of the 2000 Plan as set forth as Exhibit A to this Proxy Statement. Shareholders are urged to read the actual text of the 2000 Plan.

     The Board of Directors recommends a vote FOR adoption of the 2000 Plan.


Purpose

     The purpose of the 2000 Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its subsidiaries. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

Eligible Persons

     Recipients of awards under the 2000 Plan must be, or have been at the time of grant, officers or key employees (as determined by the Committee). The Company presently has approximately 300 officers and employees who fall within the category of key employees who may be considered for awards under the 2000 Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 2000 Plan

     The 2000 Plan permits the granting of awards of stock options and restricted stock. The total number of shares with respect to which awards may be made under the 2000 Plan is 3,000,000, subject to antidilution adjustments. The source of shares may be authorized and unissued shares or shares acquired by the Company and held as treasury shares.

     The number of shares covered by an award under the 2000 Plan reduces the number of shares available for future awards under the 2000 Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further awards under the 2000 Plan.
Similarly, if any stock option granted under the 2000 Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 2000 Plan.

     The total number of shares that may be granted to any individual during any calendar year under all forms of awards may not exceed 300,000 shares.

     The closing sale price of the Company's Common Stock on March 17, 2000, as quoted on the NYSE and reported in The Wall Street Journal, was $15.5625 per share.

Administration of the Plan

     The 2000 Plan will be administered by the Committee. The members of the Committee must qualify as "non-employee directors" as provided under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as "outside directors" as provided under Section 162(m) of the Code. Subject to the terms of the 2000 Plan, the Committee has the sole authority and discretion to determine those officers and key employees who are to be granted awards under the 2000 Plan and the nature and terms of the awards to be granted, including the number of shares covered by such awards.

Grant of Stock Options

     With respect to the grant of stock options under the 2000 Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price will be at least 100% (or 110% in the case of any holder of more than 10% of the voting power of the Company) of the fair market value of the Company's Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Committee will establish the exercise price of options that do not qualify as incentive stock options ("nonqualified stock options") at the time the options are granted.

     The exercise price of, and the number of shares subject to, an option will be adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

Exercise of Stock Options

     No incentive stock option granted under the 2000 Plan may be exercised more than ten years (or, in the case of any holder of more than 10% of the voting power of the Company, five years) or such shorter period as the Committee may determine from the date it is granted. Nonqualified stock options may be exercised during such period as the Committee determines at the time of grant.

     If a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee under the 2000 Plan.

     Stock options granted under the 2000 Plan will become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant.

Restricted Stock

     Awards under the 2000 Plan may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 2000 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. The Committee has the discretion to determine whether an award of restricted stock will vest upon the lapse of certain time period(s) or upon the achievement of specified performance targets during a performance period. Performance targets may be based on one or more of the following business criteria: annual return to shareholders; total net sales; total from stock net sales; net earnings; net earnings before nonrecurring expenses; return on equity; return on assets; diluted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); and EBITDA before nonrecurring expenses. In the case of grants of restricted stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no shares of restricted stock will become vested unless the performance targets shall have been satisfied and unless the Committee has certified, by resolution or other appropriate action in writing, that the performance targets previously established by the Committee have been satisfied.

Payment for Shares; Loans by the Company

     The Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, through a cashless exercise, or by such other means (including a combination of stock and cash) as it deems appropriate.

     The 2000 Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

     (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

     (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

     Loans made under the terms of the 2000 Plan will bear interest at such rates as may be established by the Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Committee. With the consent of the Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Common Stock.

Miscellaneous Provisions

     The Committee may accelerate the period of exercise or vesting of any award made under the 2000 Plan, either absolutely or contingently, for such reasons as the Committee may deem appropriate, except to the extent inconsistent with qualification under Section 162(m) of the Code, when such qualification is intended.

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Common Stock or upon the occurrence of certain other events, all options granted under the 2000 Plan shall become exercisable in full, unless otherwise provided by the Committee.

Amendment and Termination of the Plan

     The Board may at any time terminate or amend the 2000 Plan. No amendments to the 2000 Plan will require shareholder approval unless such approval is required to comply with Section 422 of the Code, the requirements of the NYSE or any other applicable law or regulation. Unless previously terminated by the Board, no further awards may be made under the 2000 Plan after ten years from the date of its adoption.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the 2000 Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 2000 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The 2000 Plan has been designed to permit the Committee to grant awards which qualify for deductibility under section 162(m).

     Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum rate of tax on "net capital gains" from the sale or exchange of capital assets is 20%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee.

     The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

     Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income when the restricted stock becomes vested (i.e., when the restrictions lapse through attainment of specified performance goals or otherwise) in an amount equal to the fair market value of the shares at that time less any amount paid by the employee. The Company may claim a deduction when the employee recognizes income, in an amount equal to the income recognized by the employee. Dividends paid to the employee with respect to restricted stock prior to vesting constitute compensation taxable to the employee and a tax deduction to the Company.

     Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the employee as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the employee and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

                       PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 2000 the number of shares of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group.

                                                        Common Stock
                                       -----------------------------------------------
         Name and Address of             Number of Shares
            Individual or                  Beneficially              Percent of Class
          Identity of Group                 Owned (1)               (if more than 1%)
          -----------------                 ---------               -----------------
William E. Bindley (2)                   6,619,148   (3)(4)               19.1%
Thomas J. Salentine                      1,109,593   (3)(5)                3.2%
Michael D. McCormick                     1,003,713   (3)(6)                2.9%
Keith W. Burks                             662,241   (3)(7)                1.9%
Michael L. Shinn                            80,924   (3)(8)                ---
All current directors and executive      9,931,776   (3)(9)               26.7%
officers as a group (13 persons)

__________

(1) For information regarding the beneficial ownership of shares held by non-employee directors, see "Election of Directors--Nominees."

(2) The address of this shareholder is 8909 Purdue Road, Suite 500, Indianapolis, Indiana 46268.

(3) Does not include shares subject to stock options which are not exercisable within 60 days.

(4) Includes 5,859,843 shares directly owned and presently exercisable stock options to purchase 619,264 shares granted by the Company. Includes 79,320 shares held by two family foundations and 60,721 shares held in a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,428 shares held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(5) Includes 200,983 shares directly owned and presently exercisable stock options to purchase 908,610 shares granted by the Company.

(6) Mr. McCormick shares voting and dispositive power with respect to 11,218 of such shares with his wife and directly owns 176,232 shares. Includes presently exercisable stock options to purchase 814,522 shares granted by the Company. Also includes 1,741 shares held in a family foundation.

(7) Includes 199,625 shares directly owned and presently exercisable stock options to purchase 462,616 shares granted by the Company.

(8) Includes 30,000 shares directly owned and presently exercisable stock options to purchase 50,924 shares granted by the Company.

(9) Includes presently exercisable stock options to purchase 3,118,054 shares granted by the Company.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2001 Annual Meeting of Common Shareholders is November 30, 2000.

     In order to be considered at the 2001 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered or received not earlier than the 90th day prior to such annual meeting and not later than the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The advance notice provisions in the Company's By-Laws also provide that in the case of a special meeting of shareholders called for the purpose of electing directors, to be timely, a shareholder's notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting and of nominees to be elected at such meeting is first made.

          The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.1(c) and Section 2.1 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                                                      Appendix A
                       BINDLEY WESTERN INDUSTRIES, INC.
                     2000 STOCK OPTION AND INCENTIVE PLAN


     1.   Plan Purpose.  The purpose of the Plan is to promote the long-term
          ------------
interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

     2.   Definitions.  The following definitions are applicable to the Plan:
          -----------

   "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

   "Annual Return To Shareholders" -- means the Company's return to shareholders as represented by share price appreciation plus dividends paid on one share of stock during any Year during a Restricted Period.

   "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

   "Board" -- means the Board of Directors of the Company.

   "Business Criteria" -- means any one or any combination of Annual Return to Shareholders, Total Sales, Total From Stock Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items, in each case during any Year during a Restricted Period.

   "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or
(iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

   "Code" -- means the Internal Revenue Code of 1986, as amended.

   "Committee" -- means the Committee referred to in Section 3 hereof.

   "Company" -- means Bindley Western Industries, Inc., an Indiana corporation.

   "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

   "EBITDA" for any Year means -- the consolidated earnings before interest, taxes, depreciation and amortization of the Company as reflected in the Company's audited consolidated financial statements for the Year.

   "EBITDA before Nonrecurring Items" means -- for any Year EBITDA of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

   "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

   "EPS" for any Year means -- diluted earnings per share of the Company, as reported in the Company's audited consolidated financial statements for the Year.

   "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

   "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

   "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under
Section 422 of the Code.

   "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

   "Net Earnings" for any Year means -- the consolidated net earnings of the Company, as reported in the Company's audited consolidated financial statements for the Year.

   "Net Earnings before Nonrecurring Items" means -- for any Year the Net Earnings of the Company before any extraordinary or unusual one-time nonrecurring expenses or other charges as reflected in the Company's audited consolidated financial statements for the Year.

   "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

   "Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

   "Participant" -- means any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

   "Performance Target(s)" -- means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set forth in writing by the Committee for each Employee for the Restricted Period in respect of any one or more of the Business Criteria.

   "Plan" -- means this 2000 Stock Option and Incentive Plan of the Company.

   "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

   "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

   "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 9 hereof, so long as such restrictions are in effect.

   "Retirement" -- means the date on which a Participant retires in accordance with the Company's retirement policies as in effect from time to time.

   "Return on Assets" for any Year means -- Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the average of the total assets of the Company at the end of the fiscal quarters of the Year.

   "Return on Equity" for any Year means -- the Net Earnings (as reported in the Company's audited consolidated financial statements for the Year) divided by the average of the shareholders equity of the Company at the end of each of the fiscal quarters of the Year.

   "Securities Act" -- means the Securities Act of 1933, as amended.

   "Shares" -- means the Common Stock, $.01 par value, of the Company.

   "Total From Stock Sales" for any Year -- means the Company's total net sales from stock as reported in the Company's consolidated audited financial statements for the Year.

   "Total Sales" for any Year -- means the Company's total net sales from stock and net brokerage sales as reported in the Company's consolidated audited financial statements for the Year.

   "Year" -- means any one or more fiscal years of the Company commencing on or after January 1, 2000 that represent(s) the applicable Restricted Period.

   3. Administration.  The Plan shall be administered by the Committee, which
      --------------
shall consist of three or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

   A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

   4. Participants.  The Committee may select from time to time Participants in
      ------------
the Plan from those officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

   5. Shares Subject to Plan.  Subject to adjustment by the operation of Section
      ----------------------
10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 3,000,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

   6. General Terms and Conditions of Options.  The Committee shall have full
      ---------------------------------------
and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

   7. Exercise of Options.
      -------------------

      (a) Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

      (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which such Participant elects to exercise such Option together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion, including permitting a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell the Shares (or a sufficient portion of the Shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price and any tax withholding resulting from such exercise.

      (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or Retirement, all rights under any Options granted to such Participant shall terminate immediately upon such Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant under the Plan. If the Continuous Service of a Participant is terminated by reason of death, disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this
   Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three (3) months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

      (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option.
   At the time of the death of the Participant, all Options theretofore granted
   to the Participant and not fully exercisable shall terminate.   Following the
   death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

      (e) Notwithstanding the provisions of the foregoing paragraphs of this
   Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous
   Service, to the extent permitted by applicable federal and state law.

   8. Incentive Stock Options.  Incentive Stock Options may be granted only to
      -----------------------
Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and
(iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Notwithstanding any other provisions of this Plan, if for any reason any Option granted under this Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under this Plan.

   9. Terms and Conditions of Restricted Stock.  The Committee shall have full
      ----------------------------------------
and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 9. Notwithstanding any other provisions of this Plan, the Committee shall have full and complete discretion, at the time of the grant of an award of Restricted Stock, to determine whether or not the grant of Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m) of the Code.

      (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs
   (c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under
   Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

      (b) Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or Retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

      (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2000 Stock Option and Incentive Plan of Bindley Western Industries, Inc., and an Agreement entered into between the registered owner and Bindley Western Industries, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Bindley Western Industries, Inc.

      (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and to such other matters as the Committee shall in its sole discretion determine.

      (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 9 or
   (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the first sentence of this paragraph (e).

      (f) At the expiration of the restrictions imposed by paragraph (a) of this
  Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 9 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 9. Notwithstanding any other provision of this Section 9 and Section 11 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the Performance Targets with respect to such Restricted Stock shall have been satisfied and unless the Committee has certified, by resolution or other appropriate action in writing, that the Performance Targets previously established by the Committee have been satisfied. If the vesting of Shares of Restricted Stock is accelerated after the applicable Performance Targets have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

      (g) Notwithstanding any other provision of this Section 9 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of Performance Targets. The specific goal or goals under the Performance Targets that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. The Business Criteria for Performance Targets under this Section 9 shall be any one or any combination of Annual Return to Shareholders, Total Sales, Total From Stock Sales, Net Earnings, Net Earnings before Nonrecurring Items, Return on Equity, Return on Assets, EPS, EBITDA or EBITDA before Nonrecurring Items. In granting Restricted Stock that is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

  10. Adjustments Upon Changes in Capitalization.  In the event of any change
      ------------------------------------------
in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

  11. Effect of Reorganization.  Awards will be affected by a Reorganization
      ------------------------
as follows:

      (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

      (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

  12. Effect of Change of Control.  If the Continuous Service of any
      ---------------------------
Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within eighteen months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

  13. Assignments and Transfers.  Except as otherwise determined by the
      -------------------------
Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

  14. Employee Rights Under the Plan.  No officer, employee or other person
      ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

  15. Delivery and Registration of Stock.  The Company's obligation to deliver
      ----------------------------------
Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

  16. Withholding Tax.  Upon the termination of the Restricted Period with
      ---------------
respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company may, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

  Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

  17. Loans.
      -----

      (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

      (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

      (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, Retirement or disability, or
  (ii) the day of termination of the Participant's employment for any reason other than death, Retirement or disability.

      (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

      (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

      (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

  18. Termination, Amendment and Modification of Plan.  The Board may at any
      -----------------------------------------------
time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or Nasdaq system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

  19. Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the
      ----------------------------------------------
Company that the Plan and certain of the Awards granted hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Board of Directors of the Company or the Committee in any manner so that certain provision of the Plan or any Award intended (or required in order) to satisfy the applicable requirements of
Section 162(m) are only applicable to persons whose compensation is subject to
Section 162(m).

  20. Effective Date and Term of Plan.  The Plan shall become effective upon
      -------------------------------
its adoption by the Board of Directors and shareholders of the Company. Unless sooner terminated under Section 18 hereof, no further Awards may be made under the Plan after ten years from the date of adoption.


                                    Adopted by the Board of Directors of
                                    Bindley Western Industries, Inc. as of
                                    March 23, 2000

                                    Adopted by the Shareholders of
                                    Bindley Western Industries, Inc. as of
                                    ______________, 2000

                        BINDLEY WESTERN INDUSTRIES, INC.

          This Proxy is Solicited on Behalf of the Board of Directors

P                                       I hereby appoint William E. Bindley and Michael D. McCormick, or either of them, my proxies, with power of substitution, to vote all shares of
R                                       common stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at The
O                                       Marten House Hotel and Lilly Conference Center, 1801 West 86th
                                        Street, Indianapolis, Indiana, on May 18, 2000 at 9:00 a.m., Indianapolis
X                                       time, and at any adjournment, as follows:

Y                                       Election of Directors, Nominees:                        (change of address)

                                        William E. Bindley, William F. Bindley II,      ------------------------------------
                                        Keith W. Burks, Seth B. Harris, Robert L.       ------------------------------------
                                        Koch II, Michael D. McCormick,                  ------------------------------------
                                        J. Timothy McGinley, James K. Risk III,         ------------------------------------
                                        Thomas J. Salentine, K. Clay Smith,             ------------------------------------
                                        Carolyn Y. Woo                                  ------------------------------------

                                                                                        (If you have written in the above
                                                                                        space, please mark the corresponding
                                                                                        box on the reverse side of this card.)

This proxy when properly executed will be voted in the manner directed herein by the signed shareholder. If no direction is made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1, FOR proposal 2 and FOR proposal 3.

                                                                     SEE REVERSE
                                                                        SIDE
 ................................................................................
 ................................................................................

 The 2000 Annual Meeting for Bindley Western Industries, Inc. will be held at:

              The Marten House Hotel and Lilly Conference Center
                             1801 West 86th Street
                         Indianapolis, Indiana  46260

A rough map of directions to this site of the Annual Meeting is provided below:



                                     [map]